Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each of the following previously filed Registration Statements and in the related Prospectuses of our report dated January 29, 2004 with respect to the consolidated financial statements and schedule of Transocean Inc. and Subsidiaries included in this Annual Report
(Form  10-K)  for  the  year  ended  December  31,  2003.


              REGISTRATION
               STATEMENT                      PURPOSE
             --------------      -----------------------------------

             No. 333-58604       Registration Statement on Form S-3
             No. 333-46374       Registration Statement on Form S-4,
                                 as amended by Post-Effective
                                 Amendments on Form S-8
             No. 333-54668       Registration Statement on From S-4,
                                 as amended by Post-Effective
                                 Amendments on Form S-8
             No. 33-64776        Registration Statement on Form S-8
             No. 33-66036        Registration Statement on Form S-8
             No. 333-12475       Registration Statement on Form S-8
             No. 333-58211       Registration Statement on Form S-8
             No. 333-58203       Registration Statement on Form S-8
             No. 333-94543       Registration Statement on Form S-8
             No. 333-94569       Registration Statement on Form S-8
             No. 333-94551       Registration Statement on Form S-8
             No. 333-75532       Registration Statement on Form S-8
             No. 333-75540       Registration Statement on Form S-8
             No. 333-106026      Registration Statement on Form S-8



                                                  /s/ Ernst & Young LLP

Houston,  Texas
March  11,  2004


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